As filed with the Securities and Exchange Commission on January 24, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)
See list below
 (I.R.S. Employer Identification Number)

Tidal ETF Trust
898 N Broadway, Suite 2
Massapequa, NY 11758

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Aware Ultra-Short Duration Enhanced Income ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-227298

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227298 and 811-23377), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-18-006910) on December 21, 2018, which is incorporated herein by reference.

The Trust currently consists of 1 series.  The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Aware Ultra-Short Duration Enhanced Income ETF	83-2280938

Item 2.	Exhibits

A.
Certificate of Trust dated June 4, 2018, as filed with the state of Delaware on June 4, 2018, for Tidal ETF Trust (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on September 12, 2018.

C.
Registrant’s Declaration of Trust, adopted June 4, 2018, as filed with the state of Delaware on June 4, 2018, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Initial Registration Statement on Form N‑1A, as filed with the SEC on September 12, 2018.

E.
Registrant’s By-Laws, adopted June 4, 2018, as filed with the state of Delaware on June 4, 2018, are incorporated herein by reference to Exhibit (b) to Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on September 12, 2018.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal ETF Trust

January 24, 2019

By: /s/ Guillermo Trias Name: Guillermo Trias Title: President